EXHIBIT 11

Exhibit 11 Statement re Computation of Basic and Diluted Net Income per Common Share

     Basic and diluted net income per common share is calculated as follows:

Three months ended June 30, 1997:                                             Number of              Weighted
                                                                  Date           shares               Average
                                                       --------------------------------------------------------
Shares outstanding 4/1/97 (1)                                   4/1/97        14,417,116           14,417,116
                                                       --------------------------------------------------------

          Weighted average shares outstanding for the period                                       14,417,116

                 Net income for the period (thousands)                                    $             5,781
                                                                                             ==================

  Basic and diluted net income per common share (2)                                       $               .40
                                                                                             ==================

Three months ended June 30, 1998:                                             Number of              Weighted
                                                                  Date           shares               Average
                                                       --------------------------------------------------------
Shares outstanding 4/1/98                                        4/1/98       17,593,366           17,593,366
                                                       --------------------------------------------------------

          Weighted average shares outstanding for the period                                       17,593,366

                 Net income for the period (thousands)                                    $             5,164
                                                                                             ==================

  Basic and diluted net income per common share (2)                                       $               .29
                                                                                             ==================

Six months ended June 30, 1997:                                               Number of              Weighted
                                                                  Date           shares               Average
                                                       --------------------------------------------------------
Shares outstanding 1/1/97 (1)                                   1/1/97        14,417,116           14,417,116
                                                       --------------------------------------------------------

          Weighted average shares outstanding for the period                                       14,417,116

                 Net income for the period (thousands)                                    $             9,780
                                                                                             ==================

  Basic and diluted net income per common share (2)                                       $               .68
                                                                                             ==================

Six months ended June 30, 1998:                                               Number of              Weighted
                                                                  Date           shares               Average
                                                       --------------------------------------------------------
Shares outstanding 1/1/98                                       1/1/98        17,593,366           17,593,366
                                                       --------------------------------------------------------

          Weighted average shares outstanding for the period                                       17,593,366

                 Net income for the period (thousands)                                    $            11,028
                                                                                             ==================

 Basic and diluted net income per common share (2)                                       $               .63
                                                                                             ==================

     (1)Assuming 5,193,693 shares issued in conjunction with the consolidation transaction described in Note 4 to the condensed combined and consolidated financial statements had been outstanding for all periods presented.

     (2)There are no dilutive securities outstanding for the periods presented resulting in basic and diluted earnings per share being equal.

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